                                                                 EXHIBIT 10.17

     AGREEMENT made with effect from the lst day of June 1996, but executed on the 28th day of June 1996, BETWEEN UNITED INTERNATIONAL PICTURES of 45 Beadon Road, London W6 OEG ("LICENSOR") and MAGNET CORPORATION of 405 Tasman Drive, Sunnyvale, CA 94089, USA ("LICENSEE").

     IT IS HEREBY AGREED as follows:

     1. LICENSOR hereby grants to LICENSEE a limited non-exclusive license under copyright or otherwise to distribute the PICTURES for Hotel Guest Exhibition in the HOTELS in the Territory for their respective Exhibition Periods.

     2.   In consideration for the license granted herein,:

          (a) LICENSEE shall pay to LICENSOR in respect of those HOTELS in the Territory engaged in Guest To Pay Exhibition (as defined below) a monthly Royalty which shall be the greater of:

               (i) [***] of the Guest To Pay Gross Receipts (as defined below) derived from the Guest To Pay Exhibition of the PICTURES in such HOTELS during that month PROVIDED THAT LICENSOR may, at the time of announcing availability of PICTURES, at its reasonable discretion and upon consultation with LICENSEE on a PICTURE-by-PICTURE basis, direct that such Royalty rate be increased to any percentage up to [***] in respect of Gross Receipts attribu-table to specified PICTURES; or

               (ii) the Minimum Guarantee payable in respect of that month. For the purpose of this Clause 2(a), the "Minimum Guarantee" payable each month this Agreement remains in effect shall be calculated as follows:

                         -   the sum of [***] per month; plus

                         -   to the extent that the number of Rooms notified by
LICENSEE in accordance with Clause 3(c) of the General Terms and Conditions from time to time falls within the following levels:

                 NO. OF ROOMS                    ROOM RATE
             ---------------------           -----------------
                   [***]                           [***]
                   [***]                           [***]
                   [***]                           [***]

the applicable Room Rate multiplied by the number of Rooms within that level and by the number of days in that month in which PICTURES are available for Hotel Guest Exhibition at the HOTELS.

     -------------------------------------------------------------------
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          (b) LICENSEE shall pay a separate monthly Royalty to LICENSOR in respect of LICENSEE's Guest to Pay Exhibition of the PICTURES at the Lotte Hotel in Seoul, Korea by way of a traditional "pay per day" service (the "Pay Per Day Service") over and above the separate Video On Demand service which shall continue to be supplied by LICENSEE to that HOTEL and to other HOTELS pursuant to Clause 2(a) above. The monthly Royalty payable in respect of the Pay Per Day Service to the Lotte Hotel pursuant to this Clause 2(b) shall be separately accounted for and payable in addition to the Royalty which shall continue to be payable in respect of that Hotel pursuant to Clause 2(a) above. The separate monthly Royalty due under this Clause 2(b) shall be the greater of:

               (i) [***] of the Guest To Pay Gross Receipts derived from the Pay Per Day Service during the month in question; and

               (ii) a separate Minimum Guarantee applicable to the Pay Per Day Service for that month equal to [***] for each Room to which that Service is provided multiplied by the number days in that month in which PICTURES are available on the Pay Day Service at the HOTEL in question.

Subject to prior written approval from LICENSOR in each instance (such approval being at LICENSOR's absolute discretion), LICENSEE may include additional HOTELS within the Pay Per Day Service subject to and on the terms set out in this Clause 2(b).

          (c) Subject again to written approval from LICENSOR in each instance (such approval being at LICENSOR's absolute discretion), LICENSEE may supply a separate Free to Guest Exhibition service to specified HOTELS separate from and in addition to the Guest To Pay Exhibition service made available to the same HOTELS pursuant to Clause 2(a) above. Separate from the Royalty payable in respect of such HOTELS pursuant to Clause 2(a), LICENSEE shall pay a further monthly Royalty in respect of the Free to Guest Exhibition permitted hereunder, calculated at the rate of [***] for each Room at the HOTELS the subject of this Clause 2(c) multiplied by the number of days in that month in which PICTURES are available for such Free To Guest Exhibition.

          (d)  For the purpose of this Agreement.

               (i) "Free To Guest Exhibition" shall mean Hotel Guest Exhibition of the PICTURES for which no charge whatsoever is made to any guest or resident of any Hotel in connection with the exhibition of the PICTURES in that Hotel;

               (ii) "Guest To Pay Exhibition" shall mean Hotel Guest Exhibition of the PICTURES for which LICENSEE or the Hotel concerned shall make a charge to any guest or resident of such Hotel in connection with the exhibition of the PICTURES in that Hotel, and

               (iii) "Guest To Pay Gross Receipts" shall mean any and all sums which are charged or which (save as a result of legitimate guest complaints fully documented in writing) should

     -------------------------------------------------------------------
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

be charged to Hotel guests or residents in connection with the Guest To Pay Exhibition of the PICTURES, without any deductions of any kind whatsoever;

          (e) Within sixty (60) days after the end of each month, LICENSEE shall submit to LICENSOR a royalty return in the form set out in Schedule C together with payment in full of the total Royalty due in aggregate pursuant to Clauses 2(a)-(c) above.

          (f) Save to the extent expressly agreed otherwise in respect of the HOTELS specified at Clause 2(c) above, LICENSEE shall ensure that in no event shall the PICTURES be exhibited in any HOTEL free of charge to any guest or resident of the Hotel/s.

          (g) All payments hereunder shall be made in United States Dollars by wire transfer to the credit of LICENSOR's US$ account at:

               Bank of America N.T. & S.A.
               Assubel Building
               Uitbreidingstraat 180, Box 6,
               B-2600 Antwerp
               BELGIUM

               Account No.: 685.3658014.18

or such other account as LICENSOR may from time to time designate. Royalties payable to LICENSOR shall be net of all income or other taxes, customs duties or other levies or charges attributable in anyway to the supply and exhibition of the PICTURES pursuant to this Agreement and LICENSEE shall make no deductions or withholdings in this respect.

          (h) In the event that payment of any amounts due to LICENSOR hereunder shall be overdue then LICENSOR shall be entitled to charge interest at the rate of two percent (2%) above the rate from time to time charged by LICENSOR's principal bank as from the due date until cleared funds representing full settlement of such amount is received by LICENSOR.

     3.   LICENSOR shall supply such number of PICTURES per annum (up to sixty
(60) subject to availability) and such number of Video Cassettes per PICTURE as shall be determined by LICENSOR in its reasonable discretion upon consultation with LICENSEE, which shall be delivered to LICENSEE in accordance with Clause 1(b) of the General Terms and Conditions attached hereto. At the end of each year of this Agreement, at LICENSOR's sole option, LICENSEE shall erase, destroy or return all Video Cassettes supplied during the previous year in accordance with the procedures set out in Clause 5 of the General Terms and Conditions attached hereto unless, upon request by LICENSEE, LICENSOR in its sole discretion permits LICENSEE to retain some or all of such Video Cassettes for Hotel Guest Exhibition for the succeeding year of this Agreement, such retained cassettes to be deducted from the agreed number of Video Cassettes to be supplied for that succeeding year. Payment for all PICTURES including retained titles shall be made in accordance with Clause 2 of this Agreement.

     4. Subject at all times to the terms of Clause 13 of the General Terms and Conditions attached hereto, this Agreement shall be for a period of thirteen
(13) months commencing on the effective date hereof and shall automatically continue thereafter for successive periods of one (1) year unless and until terminated by either party by giving written notice to that effect not less than thirty (30) days prior to 30th June in each year.

     5. (a) In each new Hotel notified to LICENSOR in accordance with Clause 3(c)(ii) of the General Terms and Conditions attached hereto, Hotel Guest Exhibition shall not commence without the prior written approval of LICENSOR for such Hotel, which approval LICENSOR shall not unreasonably withhold. Upon such approval Schedule A shall be deemed amended accordingly.

          (b) LICENSEE shall notify LICENSOR of any cancellation for any Hotel in accordance with Clause 3(c)(iii) of the General Terms and Conditions attached hereto.

     6. The Territory licensed hereunder shall consist of Australia, Fiji, France, Hong Kong, Israel, Japan, New Zealand, the Philippines, South Africa, Singapore, South Korea, Taiwan, Thailand, the United Kingdom and such other countries which may be added to this Agreement by letter of amendment from time to time.

     7. This Agreement shall be governed in accordance with the laws of England and shall be subject to the non-exclusive jurisdiction of the English courts.

     8. Terms defined in the General Terms and Conditions shall have the same meaning herein and those defined herein shall have the same meaning in the General Terms and Conditions.

     9. In all other respects the General Terms and Conditions attached hereto shall govern. If this Agreement is inconsistent with the General Terms and Conditions this Agreement shall govern.

     10. This Agreement includes the General Terms and Conditions and Schedules A, B, C and D attached hereto.

     IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

                                  UNITED INTERNATIONAL PICTURES



                                  By: \s\ Brian F. Reilly
                                      ----------------------------------------

                                  Typed Name:  Brian F.  Reilly

                                  Typed Title:  Director's Representative


                                  MAGINET CORPORATION



                                  By: \s\ Paul D. Coss
                                      ----------------------------------------

                                  Typed Name:  Paul D. Coss

                                  Typed Title: Director of Program Acquisitions
                                               and Development

                         GENERAL TERMS AND CONDITIONS
                         ----------------------------


     Supplementing the special terms and conditions set forth in the Agreement attached ("the Agreement") made between the LICENSOR and LICENSEE named in the Agreement.


DEFINITIONS
- -----------

     In the Agreement and in these Terms and Conditions, the following words shall have the following meanings:

     "Hotels":                  The Hotel(s) in the Territory listed by name and
                                location in Schedule A to the Agreement as amended from time to time under Clause 3(c), PROVIDED THAT all such Hotels shall be bona fide hotel establishments; (i) whose rooms are made available exclusively to overnight hotel guests for the principal purpose of providing such guests with short-term temporary accommodation;
                                and (ii) in which the exhibition of motion pictures to guests in their rooms constitutes a service which is merely ancillary to providing accommodation to such guests.

     "Rooms": The individual Hotel rooms or suites in each Hotel which (i) are available for occupancy by overnight hotel guests (regardless of actual occupancy); and (ii) have equipment installed for Hotel Guest Exhibition. The number of Rooms in each Hotel is set out in Schedule A to the Agreement as amended from time to time under Clause 3(c).

     "Commencement Date":       For each Hotel the date on which Hotel Guest
                                Exhibition is to commence in such Hotel as set out in Schedule A to the Agreement as amended from time to time under Clause 3(c).

     "Hotel Guest Exhibition":  Exhibition solely in individual Hotel rooms or suites, to which only overnight guests of the Hotel have access, such exhibition being by means of video cassettes on closed circuit television systems. Hotel Guest Exhibition does not include exhibition in any room or area to which members of the general public (i.e., persons, including persons attending conferences, who are not overnight guests of the Hotel) have access nor does it include exhibition by any means or media except as specifically described above.

     "PICTURES":                The feature length motion pictures identified in
                                Schedule B of the Agreement to the extent available, or those feature length motion pictures selected by LICENSOR in its sole discretion.

     "Video Cassettes":         The video cassettes of the PICTURES in finished
                                form and an agreed format and standard delivered by LICENSOR to LICENSEE (either directly or through an approved laboratory as specified in Clause 5(a)) for Hotel Guest Exhibition hereunder.

     "Availability Date":       The date upon which LICENSOR is able to supply
                                the Video Cassettes of the PICTURE in the agreed format to LICENSEE in the Territory for use pursuant to the Agreement. Availability Dates for each PICTURE are established by LICENSOR's ultimate suppliers, in view of such suppliers' own interests and rights, as well as by the technical requirements of producing the appropriate format, etc., and are not subject to LICENSOR's control.

     "Termination Date":        The date upon which the Agreement is terminated
                                under Clause 4 of the special terms above or Clause 13 below, whichever is earlier.

     "Exhibition Period":       For each PICTURE separately, the period during
                                which the exhibition pursuant to the Agreement is allowed, such Exhibition Period to commence from the earlier of the date of first Hotel
                                Guest Exhibition of that PICTURE or the expiry of fifteen (15) days from the date of actual delivery to LICENSEE and to continue for a period of one (1) year subject to earlier termination as at: (i) the Termination Date, or
                                (ii) any date on which LICENSOR's right to license the PIC under the Agreement shall cease.
                                Any extension of the Exhibition Period shall be subject to LICENSOR's prior consent and in addition conditional upon prior clearance by LICENSOR with its suppliers that such PICTURE is not the subject of any previously agreed period of exclusivity for Hotel pay-per-view exhibition by any third party.

LICENSE
- -------

     1. (a) LICENSOR has granted to LICENSEE a limited non-exclusive license under copyright or otherwise to distribute the PICTURES for Hotel Guest Exhibition in the Hotels in the Territory for their respective Exhibition Periods.

          (b) LICENSOR will arrange for delivery of the Video Cassettes to LICENSEE subject to the Availability Dates of the relevant PICTURES and to the timely payment of Royalties and all other sums due under the Agreement. In no event shall LICENSEE permit the exhibition of PICTURES or deliver Video Cassettes of such PICTURES to the Hotels prior to their Availability Dates.

          (c) LICENSEE undertakes to ensure the exhibition of the PICTURES solely in the manner and location provided herein and solely during their Exhibition Periods. LICENSEE further undertakes not to permit the exhibition of any of LICENSOR's Pictures the exhibition rights of which have not been specifically granted to LICENSEE hereunder.

          (d) LICENSOR reserves all rights in and to each PICTURE except as expressly licensed hereunder and LICENSOR may exercise any of its reserved rights without limitation and regardless of the extent to which such exercise is competitive with LICENSEE or the license hereunder granted.

          (e) The Agreement shall expire on the Termination Date. All rights in the PICTURES shall revert to LICENSOR upon the termination of their Exhibition Periods or the Termination Date, whichever is earlier.

ACCOUNTING AND AUDIT
- --------------------

     2. (a) LICENSEE shall keep complete and accurate books of account and shall preserve all contracts and other records relative to the exhibition of each of the PICTURES during the term of the Agreement and for a period of not less than two (2) years thereafter. Should any dispute arise with reference to any accounting item, the relevant books and records shall be preserved until the dispute has been resolved and the two (2) year period shall be extended accordingly.

          (b) LICENSOR, by its auditors (whether external or internal), agents (including any designated collection agent), representatives and/or employees shall have the right to audit books of account and records of LICENSEE relative to the PICTURES and make copies thereof and take excerpts therefrom at any time during normal business hours during the term of the Agreement and for a period of not less than two (2) years after the expiry of such term. All fees in connection with such audit shall be paid by LICENSOR PROVIDED THAT in the event such audit reveals cumulative under-reporting and under-payment to LICENSOR in excess of One Thousand United States Dollars (US$1,000) (or its local currency equivalent) then, in addition to immediate repayment of the amount concerned, and without prejudice to any other rights available to LICENSOR in respect thereof LICENSEE shall bear all the expenses incurred by LICENSOR in such audit together with compound interest (at such commercial rate as LICENSOR may specify) upon the understated amount from the date first due to LICENSOR.

REPORTS
- -------

     3. (a) LICENSEE shall render to LICENSOR royalty returns in the form set out in Schedule C within sixty (60) days after the end of each calendar month.

          (b) LICENSEE shall provide as of June 30 of each year, or as of such other time as is mutually agreed by the parties, an inventory in a format satisfactory to LICENSOR stating the PICTURE title, type and location of all Video Cassettes in the possession of LICENSEE. This inventory shall be sent to LICENSOR no later than 30 July of each year. LICENSOR reserves the right to spot-check the inventory at any time during the term of the Agreement during normal business hours.

          (c) At the same time as submitting royalty returns to LICENSOR in accord with Clause 3(a), LICENSEE shall notify LICENSOR on a monthly basis of:

               (i)     any changes in the number of Rooms in a Hotel;

               (ii) (subject at all times to the requirement for LICENSOR'S prior approval being obtained pursuant to Clause 5(a) of the Agreement), new Hotels due to have equipment installed for Hotel Guest Exhibition the following month and the proposed Commencement Date for Hotel Guest Exhibition and Rooms in each new Hotel; and

               (iii)   existing Hotels due for cancellation the following month.

Upon request by LICENSOR, LICENSEE agrees to provide LICENSOR with a letter from a Hotel stating the number of Rooms in such Hotel and/or confirming the effective commencement or cancellation dates of such Hotel.

TAXES
- -----

     4. LICENSEE shall pay and bear the cost of all present and future taxes (including, but not limited to, remittance taxes, withholding taxes and value added taxes), customs duties, levies, censorship charges (including interest and penalties on any such amount) connected with the licensing, rental, delivery, import, export, exhibition, possession or use of the PICTURES or any Video Cassettes or the payments made and received pursuant to the Agreement.

DELIVERY AND RETURN
- -------------------

     5. (a) In respect of each PICTURE, LICENSOR shall deliver to LICENSEE Video Cassettes in the quantity set out in the Agreement. Delivery shall be made either directly by LICENSOR or subject to LICENSOR's prior written consent by a laboratory approved by LICENSOR and the Motion Picture Association
(MPA), in LICENSOR' sole discretion. If delivery is to be made through an approved laboratory, LICENSEE must give its purchase orders for Video

Cassettes directly to LICENSOR who shall place such orders with such laboratory. LICENSEE is not authorized to place orders directly with such laboratory.

          (b) LICENSEE shall be entitled to use only the Video Cassettes, The reproduction by LICENSEE of any Video Cassettes, in whole or in part, is prohibited. Any cutting, re-editing, change of title or any other alteration of Video Cassettes may take place only with the prior consent in writing, of LICENSOR and shall be at LICENSEE's entire cost.

          (c) LICENSEE shall bear all costs in connection with the production of Video Cassettes and the shipping, handling and clearance charges for delivery of Video Cassettes to LICENSEE, the cost of the manufacture, transportation and copying and censorship of the Video Cassettes and the cost of making any further Video Cassettes. All costs and fees incurred by such laboratory as is referred to in Clause 5(a) above shall be invoiced by the laboratory directly to LICENSEE or if LICENSOR supplies the Video Cassettes directly, LICENSOR as above to LICENSEE, and LICENSEE undertakes to pay all such invoices promptly and in any event within thirty (30) days of receipt of LICENSOR's invoice in respect thereof. For the avoidance of doubt, the cost of manufacturing masters and the cost of delivery thereof to the laboratory shall be borne by LICENSOR.

          (d) Upon the termination of the Exhibition Period for each PICTURE or on the Termination Date, whichever is earlier, LICENSEE shall erase or destroy the relevant Video Cassettes as set out in Clause 5(e).

          (e) If LICENSEE determines during the term of the Agreement or upon its expiry for any reason that certain Video Cassettes should be erased or destroyed it must obtain the prior written approval of LICENSOR for the erasure or destruction of such Video Cassettes and for the proposed methods and locations of such erasure or destruction. If such Video Cassettes are to be erased then LICENSEE must ensure that the erasure process completely erases the contents of the Video Cassettes. LICENSEE shall submit destruction certificates to LICENSOR in a form to be agreed with LICENSOR for each Video Cassette erased or destroyed. Notwithstanding Clause 6(a), after erasure LICENSEE is entitled to retain all blank video cassettes.

          (f) Any breach by LICENSEE of this Clause 5, including specifically the use of video cassettes of the PICTURES other than the Video Cassettes, shall constitute a material breach of the Agreement.

OWNERSHIP
- ---------

     6. (a) All Video Cassettes delivered hereunder shall remain the property of LICENSOR or its suppliers and title to the Video Cassettes shall remain vested in LICENSOR or its suppliers at all times.

          (b) LICENSEE shall not remove nor permit others to remove any copyright notice or trademark from any of the Video Cassettes or advertising material pertaining to the PICTURES.

LICENSEE shall not exhibit or permit the exhibition of any Video Cassette without a copyright warning notice in the form set out at Schedule D hereto or as otherwise previously approved in writing by LICENSOR.

          (c) LICENSEE shall have no right of its own to the trademarks of LICENSOR and its suppliers and it shall not use the same except with reference to the PICTURES.

          (d) LICENSEE undertakes not to use the Video Cassettes of the PICTURES or of any other motion picture the property of LICENSOR or its suppliers for any purpose (including previews), other than as specified in the Agreement without LICENSOR's prior written consent.

          (e) LICENSEE shall take all possible steps to ensure that the Video Cassettes supplied to the Hotels are not used by third parties for any purpose other than as specified in the Agreement. LICENSEE further agrees that it will secure from its customers undertaking that said customers will use their best endeavours to protect the Video Cassettes from any unauthorised use, distribution and/or commercialisation. LICENSEE confirms that it will refuse to supply customers failing to comply with the above undertaking. LICENSEE shall further use its best efforts to ensure that video cassette recorders and other audio visual devices cannot be connected to television sets placed in the rooms in the Hotels on which the closed circuit exhibition of the PICTURES is received and that all video cassettes are stored and transported in the most secure way possible to prevent theft, loss and/or damage.

          (f) Should LICENSEE learn of any infringement of copyright or trademark relative to the PICTURES or any trademarks used in connection with the PICTURES, it shall promptly notify LICENSOR.

          (g) Any breach by LICENSEE of this Clause 6 shall constitute a material breach of the Agreement.

WARRANTIES
- ----------

     7. (a) LICENSOR warrants that the exercise of the rights licensed hereunder will require no further licenses and shall not infringe upon the rights of any third party with the exception of public performance or mechanical reproduction rights of copyrighted material contained in the PICTURES. However, LICENSOR neither warrants nor makes any representation concerning the local laws or regulations applicable to the exercise of any of the rights licensed hereunder in any particular country, compliance with such laws and/or regulations being the sole responsibility of LICENSEE, and LICENSEE further hereby agrees to indemnify LICENSOR and hold LICENSOR harmless from any claims which may arise concerning compliance under local laws and/or regulations.

          (b) LICENSEE warrants that it has or will acquire all permits and licenses that may be required for the importation, distribution and exhibition of the PICTURES in the Hotels in the Territory during the Exhibition Period and for making all payments as provided in the Agreement.

          (c) LICENSEE further warrants that it has binding agreements with the Hotels to exhibit the PICTURES beginning on the Commencement Dates set out in Schedule A as amended from time to time under Clause 3(c) and warrants that at no time during the term of the Agreement is it or will it be in default under any such agreements.

INDEMNIFICATION
- ---------------

     8. (a) LICENSOR agrees to indemnify and hold harmless LICENSEE against and from any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees arising out of the exercise of any rights granted herein or out of any breach by LICENSOR of any representation, warrant or other provision hereof. LICENSEE warrants that it will not exploit the PICTURE(S) in excess of rights granted in this Agreement.

          (b) LICENSEE agrees to indemnify and hold LICENSOR harmless from any cost, liability, expense and/or damage, including reasonable loss of profit, incurred by LICENSOR by virtue of the violation of the terms or conditions of the Agreement by LICENSEE, the Hotels or any other person, natural or juridical, acting on behalf of or pursuant to authorisation received from either LICENSEE or an employee, officer or agent of LICENSEE.

          (c) Save as otherwise provided herein, neither LICENSOR nor LICENSEE shall be liable for any consequential, indirect, special or incidental damages arising out of its performance under this Agreement.

INSURANCE
- ---------

     9. (a) LICENSEE shall be responsible for insuring against theft, loss and/or damage to all Video Cassettes.

          (b) Should any Video Cassettes be stolen, damaged, lost or destroyed, LICENSEE shall promptly supply LICENSOR with an affidavit setting forth the facts in form satisfactory to LICENSOR.

EXHIBITION
- ----------

     10. (a) The PICTURES shall be exhibited in original continuity of subject in synchronization with recorded sound. No cuts or other changes, including change of title, shall be made except as authorised pursuant to Clause 5(b).

          (b) Without prejudice to sub-clause (a) above, the PICTURES are not to be exhibited in conjunction with any advertisement other than those for hotel services, without the prior written consent of LICENSOR. In no event shall the continuity of any PICTURE be broken or affected in anyway by any advertisement, whether or not such advertising has otherwise been approved by LICENSOR hereunder.

          (c) LICENSEE shall pay or cause the Hotels to pay all royalties, fees and taxes that may be required in connection with the diffusion and exhibition in the Hotels of the PICTURES with recorded sound.

          (d) LICENSOR shall have the right to review any room cards, display material or other material promoting the PICTURES produced by LICENSOR and utilised by LICENSEE.

          (e) This subparagraph hereby authorises a preview of not more than five (5) minutes as further described herein. LICENSOR hereby authorizes LICENSEE to promote the PICTURES and LICENSEE or any of LICENSEE's Hotels may exhibit the PICTURES on a Free to the Hotel "Preview" basis in order to induce purchases of programming on a Guest Pay System basis by such Hotels, it being understood that LICENSOR shall not be entitled to receive any compensation therefor. No such Preview shall be more than five (5) minutes in duration.

NO AGENCY OR PARTNERSHIP
- ------------------------

     11. LICENSEE is not an agent or representative of LICENSOR and the Agreement does not constitute a partnership or a joint venture. LICENSOR shall not be bound by any representation of LICENSEE nor shall LICENSOR be liable for any act or omission of LICENSEE.

     12. LICENSEE shall be entirely responsible for the payment of all the costs and assumption of risks for the following:

          (a)  shipment of Video Cassettes to and within the Territory;

          (b) adequate and safe storage of Video Cassettes within the Territory;

          (c) compliance with import procedures and fiscal controls imposed in or with respect to the Territory;

          (d) obtaining censorship clearance in the Territory and obtaining any and all other clearances and permits that may be required in or with respect to the Territory.

DEFAULT
- -------

     13.  (a)  The following shall be "Events of Default" under the Agreement:

               (i) if LICENSEE applies for or commits an act of bankruptcy, applies for a moratorium on payments, or in the case of a company, a resolution is passed or an order is made for the winding-up of the company;

               (ii) if LICENSEE commits any material breach, which includes but is not limited to a breach of Clause 5 or Clause 6; or

               (iii) if LICENSEE breaches any other provision hereof, which breach is not ended and remedied within ten (10) days after notice thereof by LICENSOR.

          (b) Upon the occurrence of any Event of Default, LICENSOR may, in addition to any other rights it may have, at its option, declare the Agreement terminated and the balance of the Royalty for PICTURES which have been supplied and other previously accrued amounts payable to LICENSOR hereunder shall become immediately due and payable. In the event of such termination, LICENSEE shall immediately return all Video Cassettes to LICENSOR without LICENSOR becoming accountable for payments previously received from LICENSEE. LICENSOR has the right to inform the Hotels about such termination. LICENSOR shall not be liable for any loss or damage suffered by LICENSEE as a consequence of such termination.

          (c) The foregoing rights and remedies are in addition to any other rights and remedies which LICENSOR may have by law or otherwise.

FORCE MAJEURE
- -------------

     14. Notwithstanding any other provision of the Agreement, if either party is unable to perform its obligations hereunder or is limited, delayed or prevented in whole or in part by any reason whatsoever not reasonably within the control of such party, including without limitation, fire, storm and tempest, war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, civil strike, strikes or industrial disputes or by any law, rule, regulation, order or other action by any public authority, or transportation delays, such party shall be excused, released and discharged without penalty from performance of the Agreement to the extent that such performance is so limited, delayed or prevented, PROVIDED THAT no part of the Royalty shall be refundable, nor shall any other sums become due from LICENSOR to LICENSEE as a result of LICENSEE's inability, from any cause beyond the reasonable control of LICENSOR, to exhibit the PICTURES in the Hotels or otherwise to fully realise LICENSEE's expectations regarding exhibition in the Territory.

ETHICS
- ------

     15. (a) LICENSEE agrees that no part of the consideration paid pursuant to the Agreement shall be offered, paid or promised, directly or indirectly, to any governmental official, any political party or official thereof, or any candidate for political office, for the purpose of:

               (i)     influencing any act or decision of such person or party;
or

               (ii) inducing such person or party to use his or its influence to affect or influence any act or decision or any national, state or local government or instrumentality thereof.

For the purposes of this Clause, the term Governmental official" shall include any officer or employee of a national, state or local government or any department, agency or instrumentality thereof, or any person acting in an official capacity for or on behalf or such government or department, agency or instrumentality.

          (b) LICENSEE shall comply with all applicable laws and regulations in the Territory in performing its obligations hereunder and shall require its employees, agents and any other persons with whom it contracts in furtherance of its obligations hereunder to so comply, PROVIDED THAT non-compliance by LICENSEE's agents and employees shall not relieve LICENSEE from its obligations hereunder.

COMPLIANCE WITH MOTION PICTURE ASSOCIATION ("MPA")
- --------------------------------------------------

     16. At the request of LICENSOR, LICENSEE shall comply with and shall adopt and apply any regulations or resolutions relative to the Territory or any part thereof that may be adopted by the MPA or any successor association representing the interests of distributors of American motion pictures except if and to the extent that such conduct would violate local law or prior contractual obligations of LICENSEE.

GENERAL
- -------

     17. (a) All notices hereunder must be in writing sent by personal delivery or registered mail or telefax (provided the recipient's answerback code appears at the beginning and end of the sender's copy) unless otherwise specified. Such notice will be deemed served at the time of delivery for personal delivery; on the seventh (7th) day after the date such notice is posted by registered mail; or at the time of dispatch of such telefax.

          (b) Waiver of any breach shall not be construed as a waiver of any other breach.

          (c) The Agreement may not be assigned in whole or in part by LICENSEE without LICENSOR's prior written consent (not to be unreasonably withheld). LICENSOR may not assign the Agreement in whole or in part to any company affiliated with LICENSOR or in connection with a corresponding transfer of its business to a third party without LICENSEE's prior written consent (not to be unreasonably withheld).

          (d) LICENSEE may not sub-license any of the rights granted by the agreement nor use agents except if and to the extent LICENSOR agrees thereto in writing which approval LICENSOR may withhold for any or no reason.

          (e) The Agreement is the entire Agreement of the parties. All prior understandings, oral or written, (including but not limited to the prior agreement between LICENSOR and LICENSEE, under LICENSEE's previous name of Pacific Pay Video Limited, effective July 1, 1995) for the exhibitions hereunder have been merged herein, or if not merged, are hereby cancelled. No representations have been made by LICENSOR except those expressly set forth herein.

          (f) Any amendment or discharge of the Agreement must be in writing and signed by both parties.

          (g) LICENSOR's rights and/or payment due hereunder shall not be subject to any claim of LICENSEE under any other agreement between LICENSEE and LICENSOR.

          (h) Paragraph titles are for identification only and shall have no effect in the application or construction of the provisions hereof

          (i) Reference to clause numbers are to clauses in these General Terms and Conditions unless otherwise specified.

          (j) If any of the Clauses or sub-clauses of the Agreement become invalid or be so judged, the remaining Clauses or sub-clauses shall be deemed severable and shall remain in full force and effect.

CONFIDENTIALITY
- ---------------

     18. Neither LICENSOR nor LICENSEE shall disclose to any third party (other than its respective employees, in their capacity as such) any information with respect to the financial terms and provisions of this Agreement except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other and shall seek confidential treatment of such information, (ii) as part of the party's normal reporting or review procedure to its parent companies, auditors and attorneys PROVIDED THAT such parent companies, auditors and attorneys agree to be bound by the provisions of this Paragraph 18 or (iii) in order to enforce the party's rights pursuant to this Agreement.

                                 UNITED INTERNATIONAL PICTURES


                                 By: \s\Brian F. Reilly
                                     -------------------------------------------

                                 Typed Name: Brian F.  Reilly

                                 Typed Title: Directors Representative


                                 MAGINET CORPORATION


                                 By: \s\ Paul D. Coss
                                     -------------------------------------------

                                 Typed Name:  Paul D. Coss

                                 Typed Title: Director of Program Acquisitions
                                              and Development

                                  SCHEDULE B
                                  ----------


PICTURES
- --------

                                  SCHEDULE C
                                  ----------


(TO BE AGREED)

                                      -19-